Exhibit 3.27

FIRST AMENDED AND RESTATED

BYLAWS

OF

LIFECARE HOSPITALS, INC.

ARTICLE I

Offices

The principal office of the Corporation shall be located at 504 Texas Street, Suite 600, Shreveport, Louisiana 71101 until and unless changed by the Board of Directors.

ARTICLE II

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation at 9:00 o’clock a.m. on the date of the regularly scheduled Board of Directors meeting in April of each year, for the election of the Board of Directors (hereinafter called “Board”) for the ensuing year and for the transaction of such other business as may properly come before the meeting. The meeting may be continued from day to day or to such other time as may be deemed proper, without additional notice, until all business is completed.

Section 2. Special Meetings. A special meeting of the shareholders may be held at any time upon call by the President, or by request of one-half of more of the Directors, and it shall be the duty of the President to call a meeting whenever requested to do so by shareholders holding more than ten per cent (10%) of the issued and outstanding capital stock. No question may be voted upon at a special meeting unless the notice of such meeting states that one of the purposes of such meeting will be to act upon such question or such meeting is attended by all of the shareholders entitled to vote upon such a question, and all of such shareholders vote that such question may then be voted upon at such meeting.

Section 3. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of any meeting of the shareholders or any adjournment thereof, the Board may, by resolution, provide that the stock transfer books shall be closed for a period, to be stated in such resolution, not to exceed in any case, thirty (30) days. If the Board fails to provide for the closing of the stock transfer books relative to a particular meeting, then the record time and date for the determination of shareholders entitled to notice of and to vote at such meeting shall be the date on which notice of the meeting is mailed.

Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list and to vote at any meeting of the shareholders.

Section 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than the specified number of the shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxies and Voting Shares.

(a)	At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, In no case shall an outstanding proxy be valid for longer than three (3) years. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

(b)	Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for Directors, every shareholder entitled to vote at such election shall be permitted to cumulate his votes as provided in the Articles of Incorporation.

(c)	Treasury or redeemed shares shall not be voted, directly or indirectly, and shall not be counted in determining the total number of shares outstanding at any given time.

(d)	Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation shall determine.

(e)	Shares held by an administrator, executor, guardian or conservator may he voted by him (or them if more than one) so long as such shares forming part of an estate are in the possession and form part of the estate being served, either in person or by proxy, without a transfer of such shares into his name provided he furnishes evidence satisfactory to the Corporation authorizing him to act in the estate’s behalf. Shares standing in the name of a trustee may be voted by him (or them, if more than one) either in person or by proxy. The Board of Directors may require transfer of shares into the name of a trustee before recognition of the authority of such trustee (or trustees) to vote.

(f)	Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(g)	A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 8. Waiver of Meeting and Notice, and Meeting by Unanimous Consent. Any action required to be or which may be taken at a meeting of the shareholders may the taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and then delivered to the Secretary of the Corporation for inclusion in the minute book of the Corporation. Similarly, notice of any meeting may be waived in writing by all shareholders and any such waiver shall also be included in the minute book.

Section 9. Presiding Officer and Minutes. All meetings of the shareholders shall be presided over by the president of the Corporation, who shall be ex-officio chairman of the meeting, unless another shareholder or officer of the Corporation is selected to act as chairman of the meeting. Such meeting shall be attended by the Secretary of the Corporation, who shall be ex-officio Secretary of such meeting. But if the President or Secretary shall not be in attendance at any meeting, then the shareholders may select another officer to preside at such meeting or to serve as Secretary of the same.

ARTICLE III

Board of Directors

Section 1. Management. The business and affairs of this Corporation shall be under the management of the Board. The Board shall also elect or appoint such officers, agents, attorneys and accountants as may be deemed necessary, or may, by resolution adopted by the Board, delegate the authority to appoint agents, attorneys, accountants and employees to an officer of the Corporation, and all such agents, attorneys, accountants and employees shall hold office until others are chosen and qualified in their stead, subject always to removal by the Board with or without cause. Such officers and agents are to be subject to the rules and regulations and to have such authority as the Board may designate. The Board of Directors is authorized to appoint one or more committees, to be known as the Policy Committee, or Executive Committee, or Operating Committee, or such other designation as the Board may from time to time determine, and to require such committee or committees to implement policies fixed by the Board, to fix salaries of key executive officers, and to perform such other duties as may be delegated or referred to them by the Board.

Section 2. Number, Tenure and Qualifications. The initial number of directors of the Corporation shall be six (6). The number of directors shall be increased or decreased from time to time by the shareholders, as provided in the Articles of Incorporation, but no decrease shall have the effect of shortening the term of any incumbent directors, and the number of directors must always be an even number between three (3) and twelve (12), except that when all of the outstanding shares are held of record by fewer than three (3) shareholders, there need only be as many directors as there are shareholders. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Louisiana or shareholders of the Corporation.

Section 3. Election. At the first annual meeting of shareholders and at the annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, and until successors shall have been elected and qualified in accordance with the procedure set forth in the Articles of Incorporation.

Section 4. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 5. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Louisiana, for the holding of additional regular meetings without other notice than such resolution.

Section 8. Special Meetings. Special meetings of the Board may be called by or at the request of the President or any director. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than during the third day immediately preceding the day for which such meeting is called. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time herein specified for the giving of such notice, but not later than the time specified in such notice for the holding of the special meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business or alleging the meeting is not lawfully called or convened.

Section 9. Telephone Meetings. The members of the Board may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 10. Statement of Purpose. Neither the purpose nor the business proposed to be transacted at any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meetings.

Section 11. Action without a Meeting. Any action mat may be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

Section 12. Compensation. By Resolution of the Board, each director may be paid his expenses, if any, for attendance at each meeting of the Board, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving fair compensation therefor.

Section 13. Contracts with Company Affiliated Director. Any contract made between this Corporation and any other company with which any director of the Corporation is affiliated must be approved by the Board of this Corporation, including a majority of the directors unaffiliated with such other Company or with this Corporation (except as directors) or by vote of a majority of the shares outstanding.

ARTICLE IV

Officers

Section 1. Number. The officers of the Corporation shall be a president (one or more vice-presidents as deemed .appropriate by the Board of Directors), a treasurer and a secretary (and one or more assistant secretaries as deemed appropriate by the Board of Directors), and such other officers, assistant officers or agents as may be deemed necessary and elected by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as can conveniently be done. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the Corporation and subject to the control of the Board, and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board. He may sign certificates for shares of the Corporation, and any contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

Section 6. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of the election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-president may sign certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board.

Section 7. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks or other depositories as shall be selected by the Board; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. Any one or more of the above duties may be otherwise delegated by the Board.

Section 8. Secretary. The Secretary shall: (a) keep the minutes of the shareholders and of the Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; (d) keep a register of the address of each shareholder; (e) sign with the President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board. Any one or more of the above duties may be otherwise delegated by the Board.

Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Contracts, Investment Restrictions,

Checks & Deposits

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, except as otherwise prohibited by any applicable law or by the Articles of Incorporation or by these Bylaws, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts and Deposits. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the

Board. The Board may at any time, and from time to time, designate one or more banks as depositories for the Corporation.

ARTICLE VI

Certificates for Shares and Their Transfer

Subscriptions for Stock

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be approved and determined by the Board. Such certificates shall be signed by the President and by the Secretary. In case such certificate is signed (a) by a transfer agent or (b) by a transfer clerk and a registrar, the signature of the President, Treasurer, or Secretary of the Corporation, and its seal on such certificate, may be facsimile. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate shall cease to be such officer of the Corporation before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, and such issuance and delivery shall constitute adoption of such certificate by the Corporation. There shall be entered on the stock records of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

Section 2. Transfer of Stock. A record of the names and addresses of all shareholders, the number held by each and the dates when they respectively became the owners of record thereof shall be maintained by the Corporation at its principal office, or at the office of its transfer agent or registrar. Transfers of shares of the stock of the Corporation shall be made only on the records of such Corporation by the holder thereof, or by his attorney duly authorized in writing, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agent may reasonably require, and accompanied by all necessary stock transfer stamps, if any.

Section 3. Lost, Stolen or Destroyed Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only on delivery to the Corporation, unless the Board otherwise determines, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, or such officer or officers as the Corporation or such transfer agent as the Board may from time to time designate, and of such evidence of such loss, theft or destruction as the Board, or such officer or officers or transfer agent may require.

Section 4. Regulations, Transfer Agents and Registrars. The Board may take such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation, and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

Section 5. Record Dates. The Board may fix a day for the payment of any dividend or the distribution of any rights or interest, or the day on which any other action is to be taken, as a record date for the determination of the shareholders who are entitled to receive such dividends or distribution or any other right or whose identity is to be determined for the purposes of any other action.

Section 6. Dividends and Distributions. The Board of Directors may from time to time declare, and the Corporation may pay, dividends and/or distributions on its outstanding shares in the manner and upon the terms and conditions provided by law. Dividends and distributions may be paid in cash or in property or in shares of the capital stock of the Corporation.

Section 7. Subscriptions. If at any time subsequent to the adoption of this Article of these Bylaws, any party subscribes to any unissued shares of this Corporation and such subscription is duly accepted by this Corporation and thereafter, such subscriber defaults in the payment of any amounts due pursuant to said subscription, or if such subscription does call for specified payments or installment dates, any call for all or part of the then unpaid balance of the principal amount of such subscription, the Board then may, at its election resolve upon any of the following courses of action to be followed by the Corporation:

A.	That the Corporation proceed to collect the amount due in the same manner as any debt due the Corporation; or

B.	That the Corporation may, Unless the subscription agreement provides otherwise, cancel the subscription if payment of the full price has not been made before the expiration of fifteen (15) days after demand therefor addressed to the subscriber’s last known address by registered mail, in which case the shares shall be considered as unsubscribed, and need no longer be reserved for issuance; or

C.	That the Corporation may sell the shares of the subscriber at public auction ,as provided in subsection F of La. R.S. 12:71; or

D.	That the Corporation may exercise any other remedies provided by law.

ARTICLE VII

Stock of Other Corporations

Subject always to limitations of the Articles of Incorporation and the laws applicable to this Corporation, and to the specific directions of the Board, any rights or powers which the Corporation may have from time to time as the owner or holder of shares of stock or any other security of any other corporation may be exercised on behalf of the Corporation by the President of the Corporation in such manner as he shall from time to time direct.

ARTICLE VIII

Indemnification of Directors and Officers

Each officer and director (and his heirs, executors and administrators) shall he indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been an officer or director of the Corporation, except in relation to any action, suit ;or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX

General Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as the Board may at any time or from time to time hereafter determine.

Section 2. Corporate Seal. The corporate seal shall be in such form as the Board may at any time, or from time to time, determine, and may be used by causing it, or a facsimile, to be affixed or impressed or otherwise reproduced in any other manner. The use of the corporate seal shall not be required in connection with the execution of documents by the officers of this Corporation.

ARTICLE X

Amendments

These Bylaws may be amended by vote of the shareholders in the manner provided in Article VII of the Articles of Incorporation, or by Unanimous Consent of the ‘Directors of the Corporation, or by affirmative vote-of two-thirds (2/3rds) of all directors of the Corporation.

We, the undersigned President and Secretary of LifeCare Hospitals, Inc. do hereby certify that the foregoing First Amended and Restated Bylaws are correct and that the same have been duly adopted by said Corporation by Unanimous Consent of the Board of Directors of Corporation dated the 13th day of March, 1998.

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

ATTEST:

/s/ Charles L. Williams
Charles L. Williams, Secretary

Second Amendment

Article II

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation and shall be scheduled at 9:00 a.m, on the date of the regularly scheduled April meeting of the Board of Directors (hereinafter called the “Board”) for the election of the Board of Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting. In the event the date of the annual meeting falls on a legal holiday, the meeting shall be held on the next succeeding business day, and may be continued from day to day or to such other time as may be deemed proper, without additional notices, until all business is completed.

Approved and adopted at meeting of April 23, 1997

Synopsis of change: Above amendment changes date of annual Shareholders meeting so that it will concide with regularly scheduled meeting date of the Board of Directors.

First Amendment

Article II

Section 3. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally, by facsimile, or by mail, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Approved and adopted at meeting of December 18, 1996

Synopsis of change: Above amendment approves facsimile notification as official notification of any and all meetings of the Board of Directors and of the Shareholders.